UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

BIO-TECHNE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following email was sent to the employees of Bio-Techne Corporation (“Bio-Techne”) on September 2, 2026.

Team,

Following our All-Hands Meeting last week, I wanted to share a recap of key milestones and the integration planning work underway for our planned acquisition by Merck KGaA, Darmstadt, Germany.

Where We Are: We recently received approval of the proposed transaction in Germany from the German Federal Cartel Office. Regulatory approvals in other countries are still in progress and, while we do not expect to announce every time we receive an approval, we will continue to share periodic updates as additional key milestones are reached.

What’s Next: The next major milestone is the Bio-Techne shareholder vote on September 23, when shareholders will vote on whether to approve the transaction. We will communicate the outcome shortly after the vote.

What’s Underway: Led by the Integration Planning Office (IPO), workstreams across the business are beginning planning activities and working with their counterparts at Merck KGaA, Darmstadt, Germany. For example, our Finance team has begun initial conversations focused on understanding key processes and differences in areas such as fiscal year calendars, reporting requirements and financial systems. In addition, our Change & Communications teams have been connecting regularly to plan how information will be shared internally and externally and how we can thoughtfully support employees throughout this process.

What Hasn’t Changed: As a reminder, the work underway is focused on planning and readiness as we prepare for close. It does not mean that operational integration has begun; that will only happen once the transaction closes. Until then, Bio-Techne and Merck KGaA, Darmstadt, Germany will continue to operate as independent companies.

We know many of you have questions about what happens after close. While we are committed to keeping you informed, it is important to remember that we are still early in the integration planning process and are not able to respond to every question at this stage. We will continue to share updates as planning progresses and additional milestones are reached.

We Want to Hear from You:  We’d like your feedback on what’s working well and what would be most helpful as we prepare for our exciting next chapter. We encourage you to take a few minutes to share your feedback through this short survey.

Visit the Integration Hub to view the transaction milestones slide from our All-Hands meeting for reference on where we are on the timeline, and keep an eye out for our September newsletter, where we’ll be sharing additional resources.

Thank you for your continued focus and dedication to Bio-Techne.

Laurie Gilman
Integration Lead, Bio-Techne

The following transaction milestones slide was posted on Bio-Techne’s Integration Hub on September 2, 2026.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain forward-looking statements based on current assumptions and forecasts made by Merck KGaA, Darmstadt, Germany or Bio-Techne management. Statements that include words such as “anticipate,” “expect,” “should,” “would,” “intend,” “plan,” “project,” “seek,” “believe,” “will,” and other words of similar meaning in connection with future events or future operating or financial performance are often used to identify forward-looking statements. All statements in this communication, other than those relating to historical information or current conditions, are forward-looking statements. Actual results could differ materially from those projected or forecasted in the forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation or development and the estimates given here. These factors include the following: Merck KGaA, Darmstadt, Germany’s ability to successfully complete the proposed acquisition of Bio-Techne or realize the anticipated benefits of the proposed transaction in the expected timeframes or at all; Merck KGaA, Darmstadt, Germany’s ability to successfully integrate Bio-Techne’s operations into those of Merck KGaA, Darmstadt, Germany, given such integration may be more difficult, time-consuming or costly than expected; the failure to obtain Bio-Techne’s shareholders’ approval of the proposed transaction; the failure of any of the conditions to the proposed transaction to be satisfied; the possibility that competing offers or acquisition proposals for Bio-Techne will be made; revenues following the proposed transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the proposed transaction; the retention of certain key employees at Bio-Techne; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; certain restrictions during the pendency of the proposed transaction that may impact Bio-Techne’s or Merck KGaA, Darmstadt, Germany’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Bio-Techne’s common stock, including if the proposed transaction is not consummated; the outcome of any legal proceedings related to the proposed transaction; the impact of the proposed transaction on Bio-Techne’s credit rating; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; delays in obtaining any approvals required to complete the proposed transaction or an inability to obtain them on the terms proposed or on the anticipated schedule or regarding accounting and tax treatments of the proposed transaction; the impact of indebtedness to be incurred by Merck KGaA, Darmstadt, Germany in connection with the proposed transaction; the effects of the business combination of Bio-Techne and Merck KGaA, Darmstadt, Germany, including the combined company’s future financial condition, operating results, strategy and plans; third parties may claim that Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s products infringe their intellectual property rights; fluctuations in non-U.S. currencies could result in transaction losses; acts of war and terrorism may adversely affect Merck KGaA, Darmstadt, Germany’s or Bio-Techne’s business; the volatility of the international marketplace; and other factors discussed in Merck KGaA, Darmstadt, Germany’s public reports which are available on Merck KGaA, Darmstadt, Germany’s website at https://www.emdgroup.com/en or in Bio-Techne’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended June 30, 2025 and Bio-Techne’s other filings with the SEC, which are available at http://www.sec.gov and on Bio-Techne’s website at https://www.bio-techne.com. Except as otherwise required by law, neither Merck KGaA, Darmstadt, Germany nor Bio-Techne assumes any liability whatsoever to update these forward-looking statements or to conform them to future events or developments. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Important Information and Where to Find It

This communication relates to the proposed transaction involving Bio-Techne and Merck KGaA, Darmstadt, Germany. In connection with the proposed transaction, Bio-Techne has filed relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, and is not a substitute for the Proxy Statement or any other document that Bio-Techne files with the SEC or sends to Bio-Techne’s shareholders in connection with the proposed transaction. SHAREHOLDERS OF BIO-TECHNE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING ALL PROXY MATERIALS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov, or on Bio-Techne’s website at https://www.bio-techne.com.

Participants in Solicitation

Bio-Techne and its directors and executive officers, and Merck KGaA, Darmstadt, Germany and certain of its executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Bio-Techne common stock in respect of the proposed transaction. Information about the directors and executive officers of Bio-Techne is set forth (i) in Bio-Techne’s proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on September 19, 2025, which is available here, including under the headings “Proposal 2: Election of Directors,” “Corporate Governance,” “Director Compensation,” “Executive Compensation” and “Share Information”, and (ii) under Item 5.02, “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” in the Current Report on Form 8-K filed by Bio-Techne with the SEC on February 11, 2026 (which is available here). To the extent holdings of Bio-Techne’s securities by its directors or executive officers have changed since the amounts set forth in such documents, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Beneficial Ownership on Form 4 filed with the SEC that are or will be available at the SEC’s website, http://www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and may be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.